SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2006

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

3151 South 17th Street, Wilmington, North Carolina	28412
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (910) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2006, Pharmaceutical Product Development, Inc. (“PPD”) filed Articles of Amendment to its Restated Articles of Incorporation with the North Carolina Secretary of State’s Office. The Articles of Amendment will effect a two-for-one stock split of PPD’s issued and unissued authorized common stock. The Articles of Amendment will be effective at 12:01 a.m. on February 17, 2006. After giving effect to the common stock split, PPD’s authorized capital stock will increase from 100,000,000 shares, consisting of 5,000,000 shares of preferred stock with a par value of $0.10 per share and 95,000,000 shares of common stock with a par value of $0.10 per share, to 195,000,000 shares, consisting of 5,000,000 shares of preferred stock with a par value of $0.10 per share and 190,000,000 shares of common stock with a par value of $0.05 per share.

On February 6, 2006, PPD had 58,113,260 shares of common stock issued and outstanding. After giving effect to the stock split, PPD will have 116,226,520 shares of common stock issued and outstanding, based on the number of issued and outstanding shares on February 6, 2006. PPD does not now have any shares of preferred stock issued and outstanding and will not have any shares of preferred stock issued and outstanding after giving effect to the stock split.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to Restated Articles of Incorporation, to be effective February 17, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: February 8, 2006
/s/ Linda Baddour
Linda Baddour
Chief Financial Officer

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